FOR IMMEDIATE RELEASE

American Realty Capital Properties Announces Expected Liquidity Event for
Cole Corporate Income Trust through $3.1 Billion Merger with Select Income REIT

Transaction Demonstrates Ability of ARCP to Generate Value for

Stockholders of the Non-Listed REITs Managed by Cole Capital®

New York, New York, September 2, 2014 - American Realty Capital Properties, Inc. (NASDAQ: ARCP) (“ARCP” or the “Company”) announced today that Cole Corporate Income Trust, Inc. (“CCIT”), managed by Cole Capital®, ARCP’s private capital management business, has entered into a merger agreement relating to the sale of CCIT to Select Income REIT (“SIR”), creating liquidity and value for CCIT’s stockholders while also delivering positive results for ARCP stockholders.

“The announced merger of CCIT with Select Income REIT demonstrates ARCP’s ability through Cole Capital to raise capital, invest in high-credit-quality assets and harvest value for the stockholders of its managed non-listed REITs through a transaction with an unaffiliated third party that values the total enterprise at approximately $3.1 billion,” said David S. Kay, President of ARCP. “As anticipated, the transaction should substantially increase our fourth quarter capital raising activity in Cole Capital and is expected to generate AFFO for ARCP of approximately $0.02 per share through incentive and disposition fees under our management agreement with CCIT. This positive upside event, which has not been included in our prior earnings guidance, demonstrates a key aspect of the value proposition Cole Capital represents to our business, ultimately providing returns to the stockholders of both ARCP and the non-traded REITs. We congratulate CCIT and its stockholders on this transaction.”

Additionally, Mr. Kay commented on the collective contributions of ARCP’s management team on this transaction. “Our institutional approach to reviewing strategic alternatives helped generate this successful liquidity event. Our Chief Operating Officer, Lisa E. Beeson, a seasoned mergers and acquisitions veteran, led the transaction team that worked together to maximize value for CCIT stockholders, which also provides value for ARCP’s stockholders. Brian S. Block, ARCP’s Chief Financial Officer, and Richard A. Silfen, our General Counsel, partnered with Lisa to capitalize on their extensive knowledge of the non-listed REIT sector and their significant transaction experience to structure the merger that creates value for CCIT stockholders in both the near and long term. I am very pleased with the outcome of their collective efforts and the teamwork that they foster across the organization.”

The sale is expected to close in early 2015, subject to the approval of the merger by CCIT’s stockholders and the approval of SIR’s stockholders of the issuance of the shares in the transaction, along with other customary closing conditions. In the transaction, CCIT stockholders will have the right to elect to receive $10.50 in cash or 0.36 shares of SIR common stock for each share of CCIT common stock, subject to the limitation that neither the cash nor the stock consideration will exceed 60.0% of the total.

The merger provides CCIT stockholders a cash consideration of $10.70 gross per share or $10.50 net per share (net of incentive fees and transaction-related expenses for CCIT). Using SIR’s 60-day volume weighted average price (“VWAP”) of $28.82 per share, the 0.36 shares are valued at $10.38 per share as of market close on August 29, 2014. Additionally, CCIT stockholders electing to receive stock have no lockups or trading restrictions after closing, and full stock elections result in a tax-free exchange. The per share value of the transaction, based on the 60-day VWAP, represents a premium to CCIT stockholders of approximately 3.8% over CCIT’s original issue price of $10.00 per share.

Assembled by the real estate professionals at ARCP on behalf of CCIT, the net-leased office and industrial portfolio encompasses 87 properties in 30 states, totaling approximately 18.3 million square feet. The portfolio is 100% leased with a weighted average lease term of 11.4 years and approximately 53% of the tenants are investment grade-rated. Top tenants in the portfolio include Amazon.com, Tesoro Corporation, F5 Networks, Noble Energy, FedEx, Allstate Insurance and PNC Bank. The portfolio has a $3.1 billion total enterprise value and is expected to generate $177.6 million in 2014 cash net operating income.

About ARCP

ARCP is a leading, self-managed commercial real estate investment trust (“REIT”) focused on investing in single tenant freestanding commercial properties subject to net leases with high credit quality tenants. ARCP owns approximately 4,400 properties totaling 99.1 million square feet of leasable space. Additionally, ARCP sponsors non-traded REITs through its wholly owned private capital management business and direct investment wholesale broker dealer, Cole Capital®. In total, ARCP manages nearly $30 billion of high-quality real estate located in 49 states, as well Washington D.C., Puerto Rico and Canada. ARCP is a publicly traded Maryland corporation listed on The NASDAQ Global Select Market. Additional information about ARCP can be found on its website at www.arcpreit.com. ARCP may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Important Information on Total Enterprise Value Calculation

The $3.1 billion total enterprise value is based on the terms of the transaction and inclusive of approximately $64 million of estimated combined transaction costs for CCIT and SIR.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes”, “anticipates”, “expects”, “may”, “will”, “would,” “should”, “estimates”, “could”, “intends”, “plans” or other similar expressions are forward-looking statements. Forward-looking statements about the plans, strategies and prospects of ARCP, SIR and CCIT and the proposed merger between SIR and CCIT are based on ARCP’s current information, estimates and projections. Such statements involve significant known and unknown risks and uncertainties that may cause ARCP’s, SIR’s or CCIT’s actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements as a result of, but not limited to, the following factors: the failure to receive, on a timely basis or otherwise, the required approvals by the stockholders of SIR and CCIT; the risk that a condition to closing of the proposed transaction may not be satisfied; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the possibility that the anticipated benefits and synergies from the proposed transaction cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of SIR’s and CCIT’s operations will be greater than expected; operating costs and disruption of management’s attention from ongoing business operations may be greater than expected; the effect of the announcement of the proposed merger on SIR’s and CCIT’s relationships with customers, tenants, lenders, operating results and business generally; the outcome of any legal proceedings relating to the merger or the merger agreement; risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all; the ability of SIR, CCIT or the combined company to retain and hire key personnel and maintain relationships with providers or other business partners pending the consummation of the transaction; and the impact of legislative, regulatory and competitive changes and other risk factors relating to the industries in which SIR and CCIT operate, as detailed from time to time in each of the reports filed by SIR and CCIT with the SEC. There can be no assurance that the proposed transaction will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found under Item 1.A in each of ARCP’s, SIR’s and CCIT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013. ARCP, SIR and CCIT caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to the proposed transaction, stockholders and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to ARCP, SIR and CCIT or any other person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained herein speak only as of the date of this communication. None of ARCP, SIR or CCIT undertakes any obligation to update or revise any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

Contacts
Jamie Moser/Jonathan Keehner	Brian S. Block, CFO, Treasurer, Secretary and EVP
Joele Frank, Wilkinson Brimmer Katcher	American Realty Capital Properties, Inc.
Ph: 212-355-4449	Ph: 212-415-6500